UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 08, 2001
Date of Report (Date of earliest event reported)

BB&T Corporation
 (Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina (State of incorporation)	56-0939887 (I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina (Address of principal executive offices)	27101 (Zip Code)

(336) 733-2000 (Registrant's telephone number, including area code) This Form 8-K has 175 pages.

Foward Looking Information

BB&T

     This presentation contains certain forward-looking statements with respect to the financial condition, results of operations and business of BB&T. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure in the banking industry increases significantly; (2) changes in the interest rate environment reduces margins; (3) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (4) changes occur in the regulatory environment; costs or difficulties related to the integration of the businesses of BB&T and its merger partners are greater than expected; (5) changes occur in business conditions and inflation; (6) expected cost savings from proposed mergers cannot be fully realized; (7) deposit attrition, customer loss or revenue loss following proposed mergers are greater than expected; (8) required operational divestitures associated with pending mergers are greater than expected; and (9) changes occur in the securities markets. The forward-looking earnings estimates included in this presentation have not been examined or compiled by the independent public accountants of BB&T, nor have such accountants applied any procedures thereto. Accordingly, such accountants do not express an opinion or any other form of assurance on them.

     The information contained in this presentation is current and correct as of the date of this presentation, but BB&T does not assume or undertake any duty to update it as facts and circumstances change.

ITEM 5. OTHER EVENTS The purpose of this Current Report on Form 8-K is to file certain presentations from BB&T's Analyst Conference conducted on February 8, 2001. ITEM 7. EXHIBITS

99.1	Presentation made to analysts on February 8, 2001 describing BB&T's culture, goals, strategies, challenges and opportunities.

99.2	Presentation made to analysts on February 8, 2001 describing BB&T's interest rate risk and financial management.

99.3	Presentation made to analysts on February 8, 2001 describing BB&T's loan portfolio performance and strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION (Registrant) By: /s/ SHERRY A. KELLETT —————————————— Sherry A. Kellett Senior Executive Vice President and Controller (Principal Accounting Officer)

Date: February 8, 2001.